UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) April 1, 2002



                             VITAL LIVING, INC.
       (Exact name of registrant as specified in charter)


NEVADA                                                            88-0485596
(State of other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                        Identification Number)

2800 South Rural Road
Tempe, Arizona                                                         85282
(Address of Principal Executive Office)                           (Zip Code)

                               (480) 784-6700
              (Registrant's Executive Office Telephone Number)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

     Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Not applicable.

ITEM 5.   OTHER EVENTS

      On April 1, 2002, the Company executed employment agreements with Marie Hughes and Stuart Benson. (Agreements filed herewith)

     On  April  4,  2002, the Company executed an amendment to the  Agreement
dated  August 21, 2001, with Arizona Heart Institute, Inc ("AHI").   Material
terms of the amendment are as follows:

1. AHI has approved the product formulation for the Product to be distributed at AHI facilities to its entire patient population. The parties agree that Vital Living may begin manufacture of the Product based on the approved product formulation.

2. AHI consents to the Company's use of AHI's logo and/or other mutually approved statements of endorsement on the packaging for the Product and in connection with marketing the products. AHI will have final approval of the Product packaging as it relates to use of the AHI logo and endorsement, which approval will not be unreasonably withheld.

3. Dr. Ted Diethrich consents to appointment to the Company's Scientific Advisory Board, which appointment will be effective as of the date of the Amendment.

     On April 4, 2002 the Company executed a consulting agreement with Martin Gerst, Secretary and a Director of the Company. (Agreement filed herewith)

     On April 10, 2002 the Company released news that it successfully met its
milestones   in  its  exclusive  three-year  agreement  with  Arizona   Heart
Institute. (Press Release filed herewith)

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Not applicable.

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ITEM 7.   FINANCIAL STATEMENTS

     Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR

     Not applicable.

ITEM 9.   REGULATION FD DISCLOSURE

No events to report.

EXHIBITS

Exhibit                         Description
Number
(10)a     Employment Agreement for Marie Hughes
(10)b     Employment Agreement for Stuart Benson
(10)c     Amendment  to  Distribution  Agreement  between   Vital
          Living, Inc. and Arizona Heart Institute
(10)d     Consulting Agreement for Martin Gerst
(99)      Press Release Dated April 10, 2002

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  VITAL LIVING, INC.

                                                  By/s/ Brad Edson
                                                    Brad Edson, C.E.O.


Date: April 15, 2002